UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2020
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GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA 02140 (Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code): (617) 876-8191
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	GNCA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2020, the stockholders of Genocea Biosciences, Inc. (the “Company”) approved a proposed amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 85,000,000 shares to 170,000,000 shares. Subsequent to such approval, the Company filed, on June 2, 2020, with the Delaware Secretary of State a certificate of amendment to the restated certificate of incorporation (the “Certificate of Amendment”), giving effect to the authorized share increase. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 1, 2020, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the six proposals as follows: (i) to elect M. William Clark, Mr. Ronald Cooper and Dr. George Siber as Class III directors, each for a three-year term (“Proposal 1”); (ii) to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 85,000,000 shares to 170,000,000 shares (“Proposal 2”); (iii) to approve an amendment to the Company’s Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance by 2,800,000 shares, to increase the individual non-employee director share limit and to remove the individual other participant limits contained in the plan (“Proposal 3”); (iv) to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers (“Proposal 4”); (v) to approve, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (“Proposal 5”); and (iv) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020 (“Proposal 6”).

The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
William Clark	15,107,030	325,824	8,861,223
Ronald Cooper	15,115,625	317,229	8,861,223
George Siber	14,418,107	1,014,747	8,861,223

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 18,455,293 shares voted for, 3,500,793 shares voted against and 2,337,991 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 2.

The Company stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 10,791,541 shares voted for, 2,510,526 shares voted against and 2,130,787 shares abstained from voting. There were 8,861,223 broker non-votes with respect to Proposal 3.

The Company stockholders approved Proposal 4 on a non-binding, advisory basis. The votes cast at the Annual Meeting were as follows: 14,878,945 shares voted for, 511,422 shares voted against and 42,487 shares abstained from voting. There were 8,861,223 broker non-votes with respect to Proposal 4.

The Company stockholders approved Proposal 5, on a non-binding, advisory basis, the frequency of one year for holding future advisory votes on compensation paid to named executive officers. The votes cast at the Annual Meeting were as follows: 14,731,661 shares voted for one year, 57,644 shares voted for two years, 582,412 shares voted for three years, and 61,137 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 5.

The Company stockholders approved Proposal 6. The votes cast at the Annual Meeting were as follows: 24,006,373 shares voted for, 132,184 shares voted against and 155,520 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 6.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of Genocea Biosciences, Inc.
10.1	Genocea Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ DIANTHA DUVALL
Diantha Duvall
Chief Financial Officer
(Principal Financial Officer)

Date: June 2, 2020

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